May 12, 2025

Exodus Reports First Quarter 2025 Results

First Quarter 2025 Revenue of $36.0 million; Highest Q1 in History

OMAHA, Neb., May 12, 2025 (GLOBE NEWSWIRE) – Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus"), a leading self-custodial cryptocurrency platform, today announced its unaudited results for the first quarter ended March 31, 2025.

First Quarter 2025 Financial Highlights (Unaudited)

In USD millions, except percentages	Q1 2025	Q1 2024	% Change
Revenue	$36.0	$29.1	24%
Technology, development and user support	14.9	10.7	39%
General and administrative	14.3	8.0	79%
Loss (gain) on digital assets, net	28.8	(56.8)	(151%)
Net (loss) income	(12.9)	54.8	(124%)

“Exodus continues to offer innovative solutions that capitalize on the growing market for digital assets,” said JP Richardson, CEO and co-founder of Exodus. “Meanwhile, our focus on self-custody remains a difference-maker.”

First Quarter Operational and Other Financial Highlights

●
Exchange provider processed volume - $2.18 billion in Q1 2025, down 7% from Q4 2024. Bitcoin, Tether (TRX Network), Solana, Tether (ETH Network), ETH, and XRP were the top assets traded in Q1 2025, at 16%, 11%, 11%, 9%, 8%, and 8% of volume, respectively.
●
Exodus monthly active users - 1.6 million at end of Q1 2025, down 30% from 2.3 million as of December 31, 2024.
●
Exodus quarterly funded users - 1.8 million at end of Q1 2025, down 5% from 1.9 million as of December 31, 2024.

●
Digital assets, cash, and cash equivalents - $238.0 million, including 2,011 units of Bitcoin valued at $166.0 million, 2,693 units of Ether valued at $4.9 million, and $62.8 million in cash and cash equivalents, USD Coin (USDC), and Treasury bills as of March 31, 2025.
●
Full-time equivalent team members - approximately 210 as of March 31 2025, unchanged from the prior quarter.
●
Customer response time - average response time of less than 60 minutes in Q1.

“Q1 saw our highest first quarter revenue and second best revenue quarter on record.” said James Gernetzke, CFO of Exodus. “With an abundance of opportunities at our doorstep, Exodus is well-positioned to expand within our industry and beyond, well into the future.”

Q1 2025 Webcast

Exodus will host a webcast of its preliminary first quarter 2025 fiscal results beginning at 4:30PM (Eastern Time) on May 12, 2025. To access the webcast, please use this link. It will also be carried on the Company’s website exodus.com/investors. Supplementary materials will also be made available prior to the webcast on the “Investor Relations” portion of the Company website, and a replay of the video webcast will be available following the live event for at least 90 days thereafter.

Investor Contact
investors@exodus.com

Disclosure Information

Exodus may use its website and the following social media outlets as distribution channels of material nonpublic information about the Company. Financial and other important information regarding the Company is routinely accessible through and posted on the following: websites exodus.com/investors and exodus.com/blog, and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology. Forward-looking statements in this document include, but are not limited to, our preliminary financial information, including digital asset holdings, exchange provider processed volumes and our fiscal quarter end results, management statements regarding management’s confidence in our products, services, business trajectory and plans, expectations regarding demand for our products; and our ability to deliver higher transaction volumes. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, as well as in our other reports filed with the SEC from time to time. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.